77Q1e
Amendment No. 3 to the Management Agreement between American Century Variable Portfolios, Inc.
and American Century Investment Management,
Inc., effective as of September 22, 2017 (filed electronically as Exhibit (d)(4) to Post-Effective
Amendment No. 72 to the Registration Statement of the Registrant on September 21, 2017, File No. 33-
14567 and incorporated herein by reference).